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                                                                     Exhibit 3.9

                           CERTIFICATE OF AMENDMENT

                          TO THE AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                            MCLEODUSA INCORPORATED


     McLeodUSA Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. Pursuant to the General Corporation Law of the State of Delaware ("DGCL"), and in accordance with the Certificate of Incorporation and the Bylaws of the Corporation, the Board of Directors of the Corporation, at a meeting duly called and held on April 3, 2000, adopted resolutions proposing and declaring advisable, and in the best interests of the Corporation, three amendments to the Amended and Restated Certificate of Incorporation (the "Charter Amendments").

     2. At the Annual Meeting of the Stockholders of the Corporation, duly called and held on May 31, 2000, the Charter Amendments to the Amended and Restated Certificate of Incorporation were approved by the holders of a majority of the outstanding stock entitled to vote thereon.

     3. The Board of Directors, at its April 3, 2000 meeting, and subject to stockholder approval, authorized the filing of the Charter Amendments to the Restated and Amended Certificate in the form of a Certificate of Amendment with the Office of the Secretary of State of the State of Delaware and such other jurisdictions, and offices as necessary or advisable.

     4. The Charter Amendments to the Amended and Restated Certificate of Incorporation were duly adopted and approved in accordance with the requirements of Sections 141 and 242 of the DGCL.

     5. Article "4" of the Amended and Restated Certificate of Incorporation is hereby amended and restated as follows:


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"ARTICLE 4.                    CAPITAL STOCK

     4.1. Authorized Shares

     The total number of shares of stock that the Corporation shall be authorized to issue is 2,034,000,000 shares, divided into four classes as follows: (i) 2,000,000,000 shares of Class A common stock having a par value of $.01 per share ("Class A Common Stock"); (ii) 22,000,000 shares of Class B common stock having a par value of $.01 per share ("Class B Common Stock");
(iii) 2,000,000 shares of serial preferred stock having a par value of $.01 per share ("Preferred Stock"); and (iv) 10,000,000 shares of serial preferred stock having a par value $.001 per share ("Class II Preferred Stock").

     4.2. Class A Common Stock

          4.2.1.  Relative Rights

          The Class A Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock and Class II Preferred Stock, as set forth herein and in the certificate or certificates of designations filed to establish the respective series of Preferred Stock and Class II Preferred Stock. Each share of Class A Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Class A Common Stock.

          4.2.2.  Dividends

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Class A Common Stock and the Class B Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Class A Common Stock and the Class B Common Stock, then dividends may be paid equally on each share of the Class A Common Stock, the Class B Common Stock and any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

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          4.2.3.  Dissolution, Liquidation, Winding Up

          In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Common Stock, the holders of the Class B Common Stock and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class A Common Stock and the Class B Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

          4.2.4.  Voting Rights

          Each holder of shares of Class A Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, together with the holders of shares of Class B Common Stock and the holders of all other classes of stock entitled to attend and to vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders. Each holder of shares of Class A Common Stock shall be entitled to cast one vote for each outstanding share of Class A Common Stock so held.

          4.3.    Class B Common Stock

          4.3.1.  Relative Rights

          The Class B Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock and Class II Preferred Stock, as set forth herein and in the certificate or certificates of designations filed to establish the respective series of Preferred Stock and Class II Preferred Stock. Each share of Class B Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Class B Common Stock.

          4.3.2.  Dividends

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          Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Class B Common Stock and the Class A Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Class B Common Stock and the Class A Common Stock, then dividends may be paid equally on each share of the Class B Common Stock, the Class A Common Stock and any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

          4.3.3.  Dissolution, Liquidation, Winding Up

          In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class B Common Stock, the holders of the Class A Common Stock and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class B Common Stock and the Class A Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

          4.3.4.  Voting Rights

          Each holder of shares of Class B Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, together with the holders of shares of Class A Common Stock and the holders of all other classes of stock entitled to attend and to vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders. Each holder of shares of Class B Common Stock shall be entitled to cast .40 vote for each outstanding share of Class B Common Stock so held.

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          4.3.5.  Conversion Rights

          The shares of Class B Common Stock may be converted into fully paid and nonassessable shares of Class A Common Stock at any time at the option of the holder thereof at the rate of one share of Class A Common Stock for each share of Class B Common Stock, subject to adjustment as provided below. If, at any time shares of Class B Common Stock are outstanding, the Corporation shall issue Class A Common Stock in a Class A Common Stock split without a corresponding Class B Common Stock split, the conversion rate shall be adjusted so that each share of Class B Common Stock shall be convertible into the number of shares of Class A Common Stock representing the same proportion of the total number of shares of Class A Common Stock outstanding after such stock split as the number of shares of Class A Common Stock into which such share of Class B Common Stock would have been convertible in the absence of such stock split bears to the total number of shares of Class A Common Stock outstanding immediately prior to such stock split.

          Any holder of shares of Class B Common Stock desiring to convert all or any part of such holder's shares of Class B Common Stock into shares of Class A Common Stock shall give written notice thereof to the Corporation, specifying the number of shares of Class B Common Stock such holder desires to convert and the desired conversion date (the "Conversion Date"), which shall be on a business day not less than five days after the date of such notice. On and after the Conversion Date, such holder shall be entitled to receive, upon surrender of a certificate or certificates representing the shares of Class B Common Stock so converted, a certificate for the corresponding number of shares of Class A Common Stock, determined in accordance with the provisions hereof. All shares of Class B Common Stock to be converted on the Conversion Date shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares (except the right of the holder of the certificates for such shares to receive certificates for shares of Class A Common Stock) shall thereupon cease and terminate. Shares of Class B Common Stock converted pursuant to this paragraph shall be canceled and retired and shall not be reissued. Upon conversion, no fractional shares shall be issued and any fractions of a share shall be rounded up to the next highest number.

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          4.4. Preferred Stock

          The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and filing a certificate pursuant to the applicable provision of the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designation, preferences, relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

          4.5. Class II Preferred Stock

          The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and filing a certificate pursuant to the applicable provision of the Delaware General Corporation Law, for the issuance of the shares of Class II Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designation, preferences, relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. All shares of Class II Preferred Stock to be issued, from time to time, in one or more series shall rank on a parity with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the "Existing Preferred Stock") with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation, except that (i) the terms of any such series of the Class II Preferred Stock may expressly provide that such series shall be junior to the Existing Preferred Stock with respect to dividend rights or rights on liquidation, winding up and dissolution of the Corporation and (ii) subject to the receipt of any required approval or consent of one or more series of the Existing Preferred Stock, the terms of any such series of the Class II Preferred Stock may expressly provide that such series shall be senior to the Existing Preferred Stock with respect to dividend rights or rights on liquidation, winding-up and dissolution of the Corporation. Irrespective of the provisions of Section 242(b) of the Delaware General Corporation Law, the number of authorized shares of Class II Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to

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vote, without the separate vote of the holders of the Class II Preferred Stock as a class.

          4.6. Redemption

          Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation to the contrary, outstanding shares of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the Delaware General Corporation Law or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

          (A) The redemption price of the shares to be redeemed pursuant to this Section 4.6 shall be determined by the Board of Directors and shall be equal to the Fair Market Value (as defined herein) of such shares or, if such shares were purchased by a Disqualified Holder (as defined herein) within one year of the Redemption Date (as defined herein), the lesser of (i) the Fair Market Value of such shares and (ii) the purchase price paid by such Disqualified Holder for such shares;

          (B) At the election of the Corporation, the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof;

          (C) If fewer than all shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

          (D) At least 30 days' prior written notice of the Redemption Date shall be given to any Disqualified Holder of shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to such holder if the cash or Redemption Securities necessary to effect the redemption shall have been deposited

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in trust for the benefit of such holder and subject to immediate withdrawal by it upon surrender of the stock certificates for the shares to be redeemed;

          (E) From and after the Redemption Date, any and all rights of whatever nature that any Disqualified Holder may have with respect to any shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and such Disqualified Holder shall thenceforth be entitled only to receive, with respect to such shares, the cash or Redemption Securities payable upon redemption; and

          (F) Such additional terms and conditions as the Board of Directors shall determine.

          For purposes of this Section 4.6:

          (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

          (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price (as defined herein) for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (D) of this Section 4.6; provided, however, that if shares of stock of such class or series are not
--------  -------
traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

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          (iii)  "Redemption Date" shall mean the date fixed by the Board of
Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 4.6.

          (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporations, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (D) of this Section 4.6, at least equal to the price required to be paid pursuant to paragraph (A) of this Section 4.6 (assuming for purposes of such valuation, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and trading under normal conditions)."

     6. The following Article "10" is added to the Amended and Restated Certificate of Incorporation:

"ARTICLE  10.   UNANIMOUS WRITTEN CONSENT TO STOCKHOLDER ACTION WITHOUT A
                MEETING

          Notwithstanding the provisions of Section 228 of the Delaware General Corporation Law, except to the extent otherwise provided pursuant to the terms of any series of Preferred Stock or Class II Preferred Stock with respect to such series, no corporate action of stockholders without a meeting of stockholders shall be taken by less than unanimous written consent of the stockholders of the Corporation."

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     IN WITNESS WHEREOF, McLeodUSA Incorporated has caused this Amended and
Restated Certificate of Incorporation to be signed and attested by its duly authorized officer, as of the 31st day of May, 2000.


                                         McLeodUSA Incorporated

                                        By:___________________________
                                        Name:________________________
                                        Title: _________________________



ATTEST:

_____________________________
Name:_________________________
Title: ______________________

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